Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2004

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia             0-8467                 55-0571723
(State or other jurisdiction        (Commission              (IRS Employer
 of incorporation)                 File Number)                  Identification No.)

1 Bank Plaza, Wheeling, WV 26003
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

ITEM 9. Regulation FD Disclosure and ITEM 12. Results of Operations and Financial Condition.
On January 21, 2004, WesBanco, Inc. issued a news release announcing its earnings for the quarter and year ended December 31, 2003. This news release along with related financial highlights is being furnished as Exhibit 99.1 in this Form 8-K under both Item 9 – Regulation FD Disclosure and Item 12 – Results of Operations and Financial Condition and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: January 21, 2004	By:	/s/ Robert H. Young
Robert H. Young
Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number         Description
99.1          Press Release issued by WesBanco, Inc., dated January 21, 2004.